                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 2)
Filed by the Registrant  [x]

Filed by the Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement                   [ ] Confidential, for Use of the

[x] Definitive Proxy Statement                        Commission Only (as permitted

[ ] Definitive Additional Materials                         by Rule 14a-6(e)(2))

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        GREENE COUNTY BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1. Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

        2. Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------


        4. Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

        5. Total fee Paid:

           ---------------------------------------------------------------------

        Fee paid previously with preliminary materials:

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount previously paid:

        ---------------------------------------------

     2. Form, Schedule or Registration Statement No.:

        ---------------------------------------------

     3. Filing Party:

        ---------------------------------------------

     4. Date Filed:

        ---------------------------------------------

                             [COMPANY LETTERHEAD]



                                April 11, 1997



  Dear Shareholder:

       We invite you to attend the Annual Meeting of Shareholders of Greene County Bancshares, Inc. to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, on Tuesday, April 22, 1997 at 11:00 a.m., local time.

       The Annual Meeting has been called for the election of directors. Enclosed is a proxy statement, a proxy card and the Annual Report to Shareholders for the 1996 fiscal year. Directors and officers of the Company as well as representatives of Coopers & Lybrand, the Company's independent auditors for the 1996 fiscal year, will be present to respond to any questions the shareholders may have.

       YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  On
       ------------------------------------------------------------------
  behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

       Thank you for your cooperation and continuing support.

                  Sincerely,



            /s/ F. Harrison Lamons        /s/ R. Stan Puckett
            F. Harrison Lamons            R. Stan Puckett
            Chairman of the Board         President and Chief Executive Officer

                        GREENE COUNTY BANCSHARES, INC.
                             100 NORTH MAIN STREET
                         GREENEVILLE, TENNESSEE  37743
                                (423) 639-5111

--------------------------------------------------------------------------------
                 NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                         TO BE HELD ON APRIL 22, 1997
--------------------------------------------------------------------------------

        NOTICE IS HEREBY GIVEN that the 1997 annual meeting of shareholders (the "Annual Meeting") of Greene County Bancshares, Inc. (the "Company") will be held on Tuesday, April 22, 1997 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee.

        A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

        The Annual Meeting is for the purpose of considering and acting upon:

        (1) The election of thirteen directors of the Company; and

        (2) The transaction of other business as may properly come before the Annual Meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

        Any action maybe taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 25, 1997 will be entitled to vote at the Annual Meeting and any adjournments thereof.

        You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Davis Stroud


                                      Davis Stroud
                                      Secretary

  Greeneville, Tennessee
  April 11, 1997

--------------------------------------------------------------------------------
  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PROXY STATEMENT

                                      OF

                        GREENE COUNTY BANCSHARES, INC.
                             100 NORTH MAIN STREET
                         GREENEVILLE, TENNESSEE  37743
                                (423) 639-5111
                            ______________________

                        ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 22, 1997


--------------------------------------------------------------------------------
                                    GENERAL
--------------------------------------------------------------------------------

          This Proxy Statement is furnished to shareholders of Greene County Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the 1997 annual meeting of shareholders of the Company (the "Annual Meeting"), to be held on Tuesday, April 22, 1997 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to shareholders on or about April 11, 1997.

--------------------------------------------------------------------------------
                      VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

          If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE PROPOSAL TO ELECT THIRTEEN NOMINEES AS DIRECTORS OF THE COMPANY. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person or a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting.

          Shareholders who execute proxies may revoke them at any time prior to their exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The mere presence of a shareholder at the Annual Meeting will not, by itself, automatically revoke such shareholder's proxy.

--------------------------------------------------------------------------------
                               VOTING SECURITIES
--------------------------------------------------------------------------------

          The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $10.00 per share (the "Common Stock"), of the Company. Each share entitles its owner to one vote on all matters. The close of business on March 25, 1997 (the "Record Date") has been fixed by the Board of Directors as the Record Date for determination of shareholders entitled to vote at the Annual Meeting. The number of shares of Common Stock outstanding as of the Record Date was 451,500.

--------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

          Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission ("SEC") detailing such ownership. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by any person or group of persons who is known to the Company to be the beneficial owners of more than 5% of the Common Stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of the Common Stock at the Record Date.

      Name and Address of            Amount and Nature of      Percent of Common
       Beneficial Owner             Beneficial Ownership (a)    Stock Outstanding
 --------------------------------------------------------------------------------

Phil M. Bachman
1330 E. Allen Bridge Road                45,158 (b)                    10.00%
Greeneville, Tennessee   37743

---------------
(a) For purposes of this table, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of the Record Date.
(b) Includes 1,479 shares of Common Stock held directly or indirectly by Mr. Bachman's wife as to which Mr. Bachman disclaims beneficial ownership. Had such shares not been included, Mr. Bachman's ownership percentage would have been 9.67%.

          The following table sets forth, as of the Record Date, certain information as to Common Stock beneficially owned by each director and nominee for director of the Company and by all directors and executive officers of the Company as a group. This information is based on filings with the SEC or information furnished to the Company by such persons.

                                                 Amount and Nature of       Percent of Common
Name and Position                            Beneficial Ownership (a)(b)   Stock Outstanding
---------------------------------------------------------------------------------------------

Harrison Lamons, Chairman of the Board                 2,000                         *
R. Stan Puckett, President, Chief
          Executive Officer and Director               4,900  (c)                 1.08%
Davis Stroud, Executive Vice President
          and Secretary                                  763  (d)                    *
Phil M. Bachman, Director                             45,158  (e)                10.00%
Terry Leonard, Director                                3,429                         *
Ralph T. Brown, Director                               5,920                      1.31%
James A. Emory, Director                               4,240                         *
W.T. Daniels, Director                                   400                         *
Charles S. Brooks, Director                               30                         *
J.W. Douthat, Director                                 1,245                         *
Patrick A. Norris, Director                            1,426                         *
Helen Horner, Director                                19,166                      4.24%
Jerald K. Jaynes, Director                               550                         *

All directors and executive officers as a
 group (14 persons)                                   89,227                     19.72%

                                                   (Footnotes on following page)

------------------
  *  Less than 1% of the outstanding Common Stock.
(a) For the definition of "beneficial ownership," see Note (a) to the above table.
(b) Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares of Common Stock subject to outstanding options which are exercisable within 60 days of the Record Date.
(c) Includes options to acquire 600 shares of Common Stock which Mr. Puckett has the right to exercise at any time at an exercise price equal to 150% of the book value of the Common Stock at the date of grant (approximately $152 per share).
(d) Includes options to acquire 394 shares of Common Stock which Mr. Stroud has the right to exercise at any time at an exercise price equal to the estimated fair market value of the Common Stock at date of grant with a weighted average exercise price of approximately $155.
(e) Includes 1,479 shares of Common Stock held directly or indirectly by Mr. Bachman's wife as to which Mr. Bachman disclaims beneficial ownership. Had such shares not been included, Mr. Bachman's ownership percentage would have been 9.67%.

--------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

          The Company's Board of Directors is currently composed of thirteen members, each of whom are listed in the table below. The Board of Directors has nominated for election as directors all current directors to each serve for a term of one year and until their successors are elected and qualified.
Directors are elected to serve until the next Annual Meeting and until their successors are elected and qualified. Under Tennessee law, directors are elected by a plurality of the votes cast at an election.

          It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of each of the thirteen nominees listed below, unless otherwise directed by the shareholder. The Board of Directors believes that each of such nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED BELOW.

          The following table sets forth certain information with respect to each of the Company's directors. Each of the Company's directors, with the exception of Mr. Norris, also currently serves as a director of Greene County Bank ("GCB"), a wholly-owned subsidiary of the Company. There are no arrangements or understandings between the Company and any director pursuant to which such person has been selected as a director or nominee for director of the Company, and no director or nominee is related to any other director, nominee or executive officer by blood, marriage or adoption.

Name                 Age(a)  Director Since (b)  Previous Five-Years Business Experience
----------------------------------------------------------------------------------------------

Phil M. Bachman       59             1968        President, Bachman-Bernard Motors
                                                 (automobile dealer)
Harrison Lamons       68             1971        President, Lamons Sales (manufacturers'
                                                 representative)
Terry Leonard         58             1975        Owner/Operator, Leonard & Associates
                                                 (manufacturing)
Ralph T. Brown        64             1979        Dentist; retired 1996
James A. Emory        63             1983        President, J.A.E. Foods, Inc. (restaurant
                                                 management)
W.T. Daniels          52             1987        Property management
R. Stan Puckett       40             1989        President & Chief Executive Officer of the
                                                 Company and GCB
Davis Stroud          63             1989        Executive Vice President and Secretary of
                                                 the
                                                 Company and GCB
Charles S. Brooks     58             1990        Chairman of the Board, McInturff, Milligan &
                                                 Brooks (insurance agency)
J.W. Douthat          66             1990        President, Tri State Tractor & Turf
Patrick A. Norris     69             1992        Retired President, Mountain Life Insurance
Helen Horner          68             1992        Director of Tourism, Greene County
                                                 Partnership
Jerald K. Jaynes      59             1992        President & CEO, Unaka Co. Inc.
                                                 (manufacturing)

-----------------
(a) As of December 31, 1996.
(b) Indicates year that director first served as a director of either the Company or GCB.

--------------------------------------------------------------------------------
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

          The Company conducts its business through meetings of the Board of Directors. There are no standing committees of the Board of Directors of the Company. During the year ended December 31, 1996, the Board of Directors held 15 meetings. Each member of the Board of Directors attended 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served.

          The Board of Directors of the Company acts as a nominating committee for selecting management's nominees for election as directors. Nominations may also be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company at any time prior to the date of the Annual Meeting. No further nominations shall be accepted unless the shareholders, by majority vote, determine that additional nominations are to be accepted, in which event further nominations as so determined by the shareholders may be made at the Annual Meeting. During 1996, the Board of Directors met once in its capacity as a nominating committee.

          The Audit Committee of GCB also serves as the audit committee for the Company. The Audit Committee of GCB consists of Messrs. Leonard (Chairman), Brown, Lamons and Jaynes. This committee meets quarterly to (1) monitor the accounting and financial reporting practices of the Company, (2) determine whether the Company has adequate administrative, operating and internal accounting controls, and (3) review the Company's financial information. This committee met four times during 1996 in its capacity as the audit committee for the Company.

          The Company's Compensation Committee, which consists of Messrs. Leonard, Brown, Bachman, Brooks, Daniels and Douthat and Ms. Horner, meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and recommend changes to the Board of Directors. The Compensation Committee met twice during 1996.

--------------------------------------------------------------------------------
DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

          Except for Mr. Norris, directors of the Company are also directors of GCB and are compensated by GCB. Mr. Norris is compensated by the Company. In each case, directors receive $400 for each regular monthly meeting, provided that a member will not be paid for more than two meetings not attended. Each director also receives a quarterly retainer fee of $1,300. Members of the Board's Executive Committee receive $250 for each weekly meeting of the Committee and also receive an annual retainer fee of $1,500. Members of GCB's Audit Committee receive $200 for each quarterly meeting.

          Certain directors have elected to defer receipt of a portion of their fees by entering into deferred fee agreements with an unrelated insurance company.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION AND OTHER  BENEFITS
--------------------------------------------------------------------------------

          SUMMARY COMPENSATION TABLE. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and certain named executive officers of the Company.

                                                                                     Long-Term Compensation
                                                                             --------------------------------------
                                            Annual Compensation                         Awards              Payouts
                                -------------------------------------------  -----------------------------  -------
                                                                             Restricted     Securities
Name and Principal                                         Other Annual       Stock         Underlying     LTIP     All Other
 Position(a)              Year    Salary       Bonus      Compensation(b)     Award(s)    Options/SARs(#) Payouts  Compensation (c)
                          ----  -----------  ---------    --------------     ----------   --------------- -------  ----------------

R. Stan Puckett           1996     $160,000    $52,300     $  281,804(f)          --            600 (d)     --          $33,275
       President and      1995      160,000     68,266             --             --            600 (d)     --           32,085
       Chief Executive    1994      145,000     21,750             --             --            600 (d)     --           28,989
       Officer of the
       Company and GCB

Davis Stroud              1996     $122,000    $16,467             --             --            206 (e)     --          $32,843
       Executive Vice     1995      116,000     30,440             --             --            204 (e)     --           29,920
       President,         1994      105,829     10,610             --             --            187 (e)     --           25,670
        Secretary of the
        Company and GCB

                                                   (Footnotes on following page)

-----------------
(a) No other executive officer earned in excess of $100,000 in salary and bonus in 1996.
(b) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 1996, 1995 and 1994 received by the named executive officers did not exceed 10% of the respective executive's annual salary and bonus.
(c) Reflects contributions by the Company to its profit-sharing plan for the benefit of the named officer and payments of directors' fees to such officer. Directors' fees paid to Messrs. Puckett and Stroud were, respectively, $10,775 and $10,775 for 1996, $9,585 and $9,285 for 1995 and
    $6,150 and $6,150 for 1994. Contributions to profit-sharing plans made by the Company on behalf of Messrs. Puckett and Stroud were, respectively, $22,500 and $18,300 for 1996, $22,500 and $17,400 for 1995 and $21,750 and
    $15,874 for 1994. A portion of such directors' fees are deferred pursuant to agreements entered into individually with an insurance company. In addition, includes $3,768, $3,235 and $3,646 paid to Mr. Stroud in 1996, 1995 and 1994, respectively, as commissions on insurance policy sales. Also reflects $89 paid to Mr. Puckett in 1994 as commissions on insurance policy sales.
(d) Mr. Puckett is granted options each year to purchase 600 shares of Common stock with an exercise price equal to 150% of the Common Stock's book value at the time of grant and with a term of 10 years. Such options are granted pursuant to a 1989 stock option plan adopted by the Company and as to which Mr. Puckett is the sole participant.
(e) Granted pursuant to the Company's 1995 Stock Option Plan as to which options are granted with an exercise price equal to fair market value at date of grant and are exercisable for ten years from date of grant.
(f) Reflects exercise of non-incentive stock options.

        OPTION GRANTS IN FISCAL YEAR 1996. The following table contains information concerning the grant of stock options to Mr. Puckett under a 1989 stock option plan and to Mr. Stroud under the 1995 Stock Option Plan. Neither plan provides for the grant of stock appreciation rights.



                         Number of       Percent of
                        Securities     Total Options                                   Grant Date Value
                        Underlying       Granted to      Exercise of                   -----------------
                     Options Granted    Employees in     Base Price                       Grant Date
       Name         Number of Shares    Fiscal Year    ($ per share)  Expiration Date    Present Value
-----------------  -----------------  ---------------  -------------  ---------------  -----------------
R. Stan Puckett         600 (a)           26.55%            $152             12/06       $  48,090 (b)
Davis Stroud            206                9.12%            $215             12/06       $   8,636 (b)

-------------
(a) Options are granted with an exercise price equal to 150% of the book value of the underlying stock on the date of grant.
(b) Represents the present value of the option at the date of grant as determined using the Black-Scholes option pricing model. In calculating the present value of the option grant, the following assumptions were utilized:
    (i) the current market price of the underlying Common Stock at the date of grant was $215; (ii) the continuously compounded risk-free rate of return expressed on an annual basis was 6.60%; (iii) the risk of the underlying Common Stock, measured by the standard deviation of the continuously compounded annual rate of return of the Common Stock, was 7.75%; and (iv) dividends on the underlying Common Stock increased at an annual rate of 12.0%. These assumptions are used for illustrative purposes only. No assurance can be given that actual experience will correspond to the assumptions utilized.

          AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES. The following table sets forth information concerning the value of options held by the named executive officers at the end of the fiscal year.

                                                      Number of Securities
                                                     Underlying Unexercised        Value of Unexercised
                                                     Options at Fiscal Year End  In-the-Money Options at
                   Shares Acquired    Value         Exercisable/Unexercisable       Fiscal Year End (a)
Name               on Exercise (#)   Realized ($)      (Number of Shares)       Exercisable/Unexercisable
------------       ---------------   -----------      --------------------      -------------------------
R. Stan Puckett          3,748         $281,804            600  /  --                $37,848  /  $   --
Davis Stroud              --           $  --               394  /  369                23,656  /  $  5,705

                                                    (Footnote on following page)
---------------------

(a) Represents the difference between fair market value of underlying Common Stock at fiscal year-end (based on the most recent sales price known to management) and the exercise price. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the Option and out-of-the-money if the exercise price of unexercisable options exceeds current fair market value.

          PROFIT SHARING PLAN.   The Company, through its subsidiary banks, has
a contributory Profit Sharing Plan (the "Plan") covering certain employees with more than one year of service. Participating employees may contribute up to 7% of their monthly salary and the Company contributes 15% of participating employee's salary (not to exceed 10% of profit before taxes) to fund the Plan. The Plan has a vesting schedule that fully vests each employee after two years of employment.

          Contributions in the amount of $22,500 and $18,300 were made for the accounts of Mr. Puckett and Mr. Stroud under the Plan in 1996. Mr. Puckett and Mr. Stroud are fully vested under the Plan.

          EMPLOYMENT CONTRACTS.   The Company entered into an employment
agreement with Mr. Puckett effective January 23, 1996, without any specified term, to serve as President and Chief Executive Officer of the Company. The agreement, which is terminable by either party at any time, provides for a base salary plus directors' fees, life insurance, participation in benefit plans and other fringe benefits. If Mr. Puckett's employment is not continued by mutual agreement following a merger or acquisition involving the Company, Mr. Puckett shall be entitled to a payment equal to two years' compensation (defined to include his base salary plus fringe benefits and the value of his stock options). The payment that would be made to Mr. Puckett assuming his termination of employment under the foregoing circumstances at December 31, 1996 would have been approximately $395,000. This provision may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company.

          GCB has contracted with Davis Stroud, Executive Vice President of GCB, to provide for his employment by GCB until he reaches the age of 65. Pursuant to such agreement, Mr. Stroud has agreed not to compete with GCB after leaving the employment of GCB. In consideration of this agreement, GCB has agreed to pay Mr. Stroud the sum of $16,600 per year for 10 years after his retirement at age
65. In the event Mr. Stroud dies prior to reaching the retirement age of 65, the same amounts will be paid to his beneficiaries over a 10 year period. In the event Mr. Stroud dies after retirement but prior to the expiration of the full 10 year term, the remainder of such benefits will be paid to his beneficiaries on the same terms for the remainder of the ten-year term. A life insurance policy on Mr. Stroud's life of which GCB is the beneficiary is coordinated to pay or reimburse GCB for these benefits.

--------------------------------------------------------------------------------
                     REPORT OF THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

          Decisions on compensation of the Company's executives generally are made by a seven-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director and is appointed annually.

          The Committee is responsible for developing and making recommendations to the Board of Directors concerning compensation paid to the Chief Executive Officer and Executive Vice President and, based upon the recommendation of the Chief Executive Officer, all other employees. The Committee is further responsible for administering all aspects of the Company's executive compensation program. Executive compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry, and the Committee also considers general economic conditions and other external factors.

          Base salaries for executive officers are determined initially by evaluating the responsibilities of the position held, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company and the performance of the executive. Compensation paid during 1996 to executive officers consisted of base salary, bonus, stock options and contributions paid with respect to the Company's Profit Sharing Plan. For 1996, based on the factors discussed above and a review by the Committee, Mr. Puckett did not receive an increase in base pay and Mr. Stroud received a 5.2% increase in base pay. Payments to the Company's Profit Sharing Plan are made to certain employees on a non-discriminatory basis.

          Messrs. Puckett and Stroud have a performance goal with the Company whereby bonus awards are issued. The performance goal is based on the Company's return on average assets ("ROAA") of Greene County Bank, the Company's largest subsidiary. The bonus awarded in 1996 totaled 32.7% and 13.5%, respectively, of their base salaries for 1996.

          It is the philosophy of the Compensation Committee that stock options should be awarded only to the key employees of the Company to promote long-term interests between such employees and the Company's shareholders and to assist in the retention of such employees.

COMPENSATION COMMITTEE


Terry Leonard (Chairman)        Philip M. Bachman, Jr.
Ralph Brown                     Charles Brooks
Helen Horner                    W.T. Daniels
                                J.W. Douthat


March 14, 1997

--------------------------------------------------------------------------------
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

          The Compensation Committee of the Company consists of Messrs. Leonard, Brown, Bachman, Brooks, Daniels and Douthat and Ms. Horner.

          Except for Directors Bachman and Brooks, no member of the Board of Directors of the Company was (a) an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 1996, (b) a former officer of the Company or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% shareholder, or immediate family member of the foregoing) of the Company or any of its subsidiaries and engaged in transactions with the Company or any subsidiary involving more than $60,000 during the fiscal year ended December 31, 1996 (except for the transactions described below).

          The Company purchases insurance coverage from McInturff, Milligan and Brooks of which Mr. Brooks is Chairman of the Board. During 1996, premiums totaling $114,012 were paid by the Company to McInturff, Milligan and Brooks. Management believes the fees paid are fair and reasonable and do not exceed those premiums that would be paid to a third party firm.

          The Company purchases vehicles from Bachman-Bernard Motors, as to which Mr. Bachman serves as President. Payments for vehicles purchased by the Company during 1996 totaled $97,179. Management believes the price paid was fair and reasonable and does not exceed what would have been paid to a third party. The Company also paid premiums during 1996 of $21,701 to Greeneville Insurance Agency, as to which Mr. Bachman is part owner.

--------------------------------------------------------------------------------
                      CUMULATIVE STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

          The following graph shows the cumulative total return on the Common Stock of the Company over the last five years, compared with (1) the Standard & Poor's Bank Composite Index and (2) the Standard & Poor's Major Regional Bank Index. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1991 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 1991 in the Common Stock, and in the securities included in the indices used for comparison purposes. There is no established public trading market in which shares of the Common Stock are regularly traded, nor are there any uniformly quoted prices for the shares of Common Stock.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                       AT DECEMBER 31, 1991 THROUGH 1996


                             [GRAPH APPEARS HERE]


                                              PERIOD ENDING
                            ------------------------------------------------
INDEX                          1991    1992    1993    1994    1995    1996
----------------------------------------------------------------------------
Greene County
  Bancshares, Inc.            100.00  122.43  145.90  165.17  190.74  238.68
Standard & Poor's
 Bank Composite Index         100.00  127.93  136.99  125.39  192.75  264.66
Standard & Poor's
 Major Regional Bank Index    100.00  123.46  126.92  115.72  175.49  232.36

--------------------------------------------------------------------------------
                             CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

          The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

--------------------------------------------------------------------------------
            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during the year ended December 31, 1996, all such filing requirements were complied with, except as follows.

          In connection with the grant of stock options, six reports of changes in beneficial ownership were not filed on a timely basis prior to 1996 by Mr. Puckett. Also, an initial statement of beneficial ownership of securities was not filed on a timely basis in 1996 by Mr. William F. Richmond, Chief Financial Officer of the Company. All such reports were subsequently filed.

--------------------------------------------------------------------------------
                             INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

          The Board of Directors has appointed the public accounting firm of Coopers & Lybrand L.L.P. to continue as independent auditors for the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. served as the Company's independent auditors for the year ended December 31, 1996. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

--------------------------------------------------------------------------------
                             SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

          Any shareholder who intends to present a proposal for action at next year's annual meeting of the shareholders and would like a copy of the proposal included in the Company's proxy materials for that meeting must forward a copy of the proposal or proposals to the Company's principal executive office at 100 North Main Street, Greeneville, Tennessee 37743, and must be received by the Company not later than December 5, 1997. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1998 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

          The Board of Directors is not aware of any other business to be presented for action by the shareholders at the Annual Meeting other than those matters described in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If, however, any other matters known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

--------------------------------------------------------------------------------
                                 MISCELLANEOUS
--------------------------------------------------------------------------------

          The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone number without additional compensation.

          The Company's 1996 Annual Report to Shareholders (the "Annual Report"), including financial statements, has been mailed to all persons who were shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

                         BY ORDER OF THE BOARD OF DIRECTORS


                         /s/ Davis Stroud
                         Davis Stroud
                         Secretary

Greeneville, Tennessee
April 11, 1997


--------------------------------------------------------------------------------
                          ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, GREENE COUNTY BANCSHARES, INC., 100 NORTH MAIN STREET, GREENEVILLE, TENNESSEE 37743.
--------------------------------------------------------------------------------

                        GREENE COUNTY BANCSHARES, INC.
                             100 NORTH MAIN STREET
                         GREENEVILLE, TENNESSEE  37443

                    REVOCABLE PROXY FOR THE ANNUAL MEETING
                                OF SHAREHOLDERS
                                APRIL 22, 1997


       The undersigned hereby constitutes and appoints R. Stan Puckett and Davis Stroud, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Greene County Bancshares, Inc. (the "Company") to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Tuesday, April 22, 1997 at 11:00 a.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN.

       1.   The Election of Directors: Harrison Lamons; R. Stan Puckett; Philip
  M. Bachman, Jr.; Terry Leonard; Ralph T. Brown; James A. Emory; W.T. Daniels; Davis Stroud; Charles S. Brooks; J.W. Douthat; Patrick A. Norris; Helen Horner and Jerald Jaynes.

     FOR all nominees listed above               WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below).   for all nominees listed above.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME BELOW.)

--------------------------------------------------------------------------------

       2. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

       The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 1996, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.



  Date:__________________________

  Signature:_____________________

  Signature:_____________________



  PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.